Exhibit 99.1

CONTACT:	Paul D. Baker
Comverse Technology, Inc.
810 Seventh Avenue
New York, New York 10019
(212) 739-1060

Comverse Technology Files Form 10-Q And Announces

First Quarter Results And 2011 Annual Meeting Date

NEW YORK, NY, June 22, 2011 – Comverse Technology, Inc. (“CTI”; Pink Sheets: CMVT.PK) today filed its quarterly report on Form 10-Q for the three months ended April 30, 2011.

Three Months Ended April 30, 2011 Compared to Three Months Ended April 30, 2010

Consolidated Highlights

•	Revenue decreased 2.1% to $349.5 million.

•	GAAP net loss attributable to Comverse Technology, Inc. declined 27.7% to $59.2 million.

•	GAAP basic and diluted loss per share attributable to Comverse Technology, Inc.’s shareholders declined from $0.40 to $0.29.

•	Non-GAAP net loss attributable to Comverse Technology, Inc.[1] decreased from $30.7 million to $6.2 million.

•	Basic and diluted Non-GAAP loss per share attributable to Comverse Technology, Inc.’s shareholders[1] decreased from $0.15 to $0.03.

Charles Burdick, Chairman and Chief Executive Officer of CTI said, “Our Comverse segment launched its Business Transformation in the first quarter, realigning around customer-centric business units designed to focus Comverse on advancing its leadership in BSS (Business Support Systems), leveraging the growth in mobile data, while maintaining our strong leadership position in Value-Added Services. A major aspect of this ongoing transformation involves driving Comverse toward greater operational efficiency and continuously improving quality and customer service, and our leaner corporate structure led to improved operating performance in the quarter. At the same time, our majority-owned Verint and Starhome subsidiaries both achieved growth and strong operating performance.”

CTI is a holding company that conducts business through its subsidiaries, principally its wholly-owned subsidiary, Comverse, Inc. (“Comverse”), and its majority-owned subsidiaries, Verint Systems Inc. (“Verint”), Starhome B.V. (“Starhome”) and, prior to its sale during fiscal 2010, Ulticom, Inc. For the current fiscal quarter, CTI’s reportable segments were Comverse, Verint and All Other.

Comverse Segment

•	Revenue decreased 7.3% to $163.2 million.

•	GAAP loss from operations decreased 30.6% to $37.7 million.

•	Segment performance loss[2] decreased 75.0% to $6.2 million, representing a negative segment performance margin of 3.8%.

[1]	“Non-GAAP net loss attributable to Comverse Technology, Inc.” and “Non-GAAP loss per share attributable to Comverse Technology, Inc.’s shareholders” have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). See “Presentation of Non-GAAP Financial Measures” and “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.
[2]	For additional information concerning the computation of “segment performance” and the reasons for using this financial measure, see “Segment Performance” below and Note 18 to the Comverse Technology, Inc. and Subsidiaries Condensed Consolidated Financial Statements included in the company’s Form 10-Q. Segment performance margin reflects segment performance as a percentage of segment revenue.

Revenue. Revenue for the Comverse segment was $163.2 million for current fiscal quarter, a decrease of 7.3% compared to $176.0 million for the prior year fiscal quarter.

Revenue from customer solutions was $91.3 million for the current fiscal quarter, a decrease of $12.2 million, or 11.8%, compared to the prior year fiscal quarter. Revenue from BSS customer solutions was $43.3 million for the current fiscal quarter, an increase of $4.5 million, or 11.7%, compared to the prior year fiscal quarter. Revenue from VAS customer solutions was $48.0 million for the current fiscal quarter, a decrease of $16.7 million, or 25.8%, compared to the prior year fiscal quarter. Included in the VAS customer solutions revenue decrease was a decrease in revenue of $0.5 million attributable to Comverse’s Netcentrex reporting unit for the current fiscal quarter compared to the prior year fiscal quarter.

Maintenance revenue was $71.9 million for the current fiscal quarter, a decrease of $0.6 million, or 0.9%, compared to the three months ended April 30, 2010. BSS maintenance revenue was $31.9 million for the current fiscal quarter, an increase of $1.0 million, or 3.3%, compared to the prior year fiscal quarter. VAS maintenance revenue was $40.0 million for the current fiscal quarter, a decrease of $1.6 million, or 4.0%, compared to the prior year fiscal quarter.

Loss from operations. Loss from operations was $37.7 million for the current fiscal quarter, a decrease of 30.6% compared to $54.3 million for the prior year fiscal quarter.

Financial Condition of CTI and the Comverse Segment

As of April 30, 2011, CTI and the Comverse segment had combined cash, cash equivalents, bank time deposits and restricted cash of approximately $380.3 million, compared to approximately $457.6 million as of January 31, 2011. During the three months ended April 30, 2011, CTI and Comverse made significant disbursements aggregating approximately $51.6 million, primarily related to professional fees, restructurings, repayment of borrowings, special retention bonuses, a litigation settlement and separation agreements with certain former officers. In addition, during such period, each of Comverse and CTI experienced negative cash flows from operations, which were also impacted by the acceleration of collections of certain receivables to the three months ended January 31, 2011. As previously disclosed, in May 2011, CTI made a $30.0 million payment in cash under the terms of the settlement agreement of the consolidated shareholder class action.

Restricted cash aggregated $69.0 million as of April 30, 2011, compared to $67.9 million as of January 31, 2011. Cash, cash equivalents, bank time deposits and restricted cash excludes auction rate securities (“ARS”). As of April 30, 2011, CTI had $94.2 million aggregate principal amount of ARS valued as of such date at $72.4 million. As previously disclosed, proceeds from sales and redemptions of ARS (including interest thereon) are restricted under the terms of a consolidated shareholder class action settlement agreement. In May 2011, CTI used $30.0 million of such restricted cash to make the payment due under the terms of the settlement agreement. In June 2011, one of Comverse’s existing lines of credit was increased by $10.0 million with a corresponding increase in the restricted cash balances Comverse was required to maintain with the bank.

As of April 30, 2011, CTI and the Comverse segment had combined indebtedness of approximately $2.2 million.

Verint Segment

Verint is a majority-owned subsidiary of CTI. Its common stock is traded on the NASDAQ Global Market under the symbol “VRNT.”

For additional information concerning Verint’s results for the three months ended April 30, 2011, please see the press release issued by Verint on June 8, 2011, which is available on Verint’s website, www.verint.com and was also included as an exhibit to the Current Report on Form 8-K filed by Verint with the Securities and Exchange Commission (the “SEC”) on June 8, 2011, and Verint’s quarterly report on Form 10-Q for the three months ended April 30, 2011 which was filed by Verint with the SEC on June 8, 2011.

2011 Annual Meeting

CTI will hold its annual meeting of shareholders (the “Annual Meeting”) on November 16, 2011 beginning at 10:00 a.m. at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153. CTI’s shareholders of record at the close of business on September 19, 2011 will be entitled to notice of the Annual Meeting and to vote upon matters to be considered at the Annual Meeting.

The deadline for shareholders to submit nominations for election to CTI’s Board of Directors and/or propose other business to the Annual Meeting in accordance with CTI’s Amended and Restated By-Laws is discussed in a Form 8-K filed by CTI today with the SEC and available at www.sec.gov.

Future Filings

CTI expects to file its future periodic reports with the SEC on a timely basis and such additional reports for prior periods as may be required by the SEC as soon as practicable.

Segment Performance

CTI uses segment performance, as defined below, as the primary basis for assessing the financial results of its segments and for the allocation of resources. Segment performance, as defined by CTI’s management in accordance with the Financial Accounting Standards Board’s (“FASB”) guidance relating to segment reporting, is not necessarily comparable to other similarly titled captions of other companies. Segment performance, as defined by management, represents operating results of a segment without the impact of significant expenditures incurred by the segment in connection with the efforts to become current in periodic reporting obligations under the federal securities laws, certain non-cash charges, and certain other insignificant gains and charges.

Segment performance is computed by management as (loss) income from operations adjusted for the following: (i) stock-based compensation expense; (ii) amortization of acquisition-related intangibles; (iii) compliance-related professional fees; (iv) compliance-related compensation and other expenses; (v) impairment charges; (vi) litigation settlements and related costs; (vii) acquisition-related charges; (viii) restructuring and integration charges; and (ix) certain other insignificant gains and charges. Compliance-related professional fees and compliance-related compensation and other expenses relate to fees and expenses incurred in connection with (a) the company’s efforts to complete current and previously issued financial statements and audits of such financial statements and (b) the company’s efforts to become current in its periodic reporting obligations under the federal securities laws.

In evaluating each segment’s performance, management uses segment revenue, which consists of revenue generated by the segment, including intercompany revenue. Certain segment performance adjustments relate to expenses included in the calculation of (loss) income from operations, while, from time to time, certain segment performance adjustments may be presented as adjustments to revenue. In calculating Verint’s segment performance for the three months ended April 30, 2011, the presentation of segment revenue gives effect to segment revenue adjustments that represent the impact of fair value adjustments required under the FASB’s guidance relating to acquired customer support contracts that would have otherwise been recognized as revenue on a standalone basis with respect to an acquisition consummated by Verint in March 2011. Verint did not have a segment revenue adjustment for the three months ended April 30, 2010.

For additional information concerning segment performance, see Note 18 to the Comverse Technology, Inc. and Subsidiaries Condensed Consolidated Financial Statements included in the company’s Form 10-Q for the three months ended April 30, 2011.

Presentation of Non-GAAP Financial Measures

CTI provides Non-GAAP net loss attributable to Comverse Technology, Inc. and Non-GAAP loss per share attributable to Comverse Technology, Inc.’s shareholders as additional information for its operating results. These measures are not in accordance with, or alternatives for, GAAP financial measures and may be different from, or not comparable to similarly titled or other non-GAAP financial measures used by other companies. CTI believes that the presentation of these non-GAAP financial measures provides useful information to investors regarding certain additional financial and business trends relating to its results of operations as viewed by management in monitoring the company’s businesses. In addition, management uses these non-GAAP financial measures for reviewing financial results and for planning purposes. See “Comverse Technology, Inc. and Subsidiaries Consolidated Reconciliation of GAAP to Non-GAAP Financial Measures” below.

About Comverse Technology, Inc.

Comverse Technology, Inc., through its wholly-owned subsidiary Comverse, is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. Comverse’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds majority ownership positions in Verint (Nasdaq: VRNT) and privately-held Starhome.

Forward-Looking Statements

Certain statements appearing in this press release constitute “forward-looking statements.” Forward-looking statements include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “expects,” “plans,” “anticipates,” “estimates,” “believes,” “potential,” “projects,” “forecasts,” “intends,” or the negative thereof or other comparable terminology. By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance and the timing of events to differ materially from those anticipated, expressed or implied by the forward-looking statements in this press release. These and other risks, uncertainties and other important factors are described in CTI’s recent filings with the SEC, including, without limitation, in Item 1A, “Risk Factors” of its Annual Report on Form 10-K for the fiscal year ended January 31, 2011 (the “2010 Form 10-K”) and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the 2010 Form 10-K and in CTI’s Quarterly Report on Form 10-Q for the three months ended April 30, 2011, and include, among other things, the following risks and uncertainties:

•

the risk of diminishment in capital resources as a result of negative cash flows from operations at the Comverse segment or the continued incurrence of significant expenses by CTI and the Comverse segment in connection with CTI’s efforts to become current in its periodic reporting obligations and to remediate material weaknesses in internal control over financial reporting;

•

the risk that the outcome of the review by the SEC of the adverse initial decision of the Administrative Law Judge in the administrative proceeding initiated by the SEC on March 23, 2010, pursuant to Section 12(j) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to revoke the registration of CTI’s common stock under the Exchange Act due to CTI’s failure to become current in its periodic reporting obligations under the federal securities laws, or any appeal therefrom, will be adverse to CTI. Should the registration of

CTI’s common stock be suspended or revoked, brokers, dealers and other market participants would be prohibited from buying, selling, making market in, publishing quotations of, or otherwise effecting transactions with respect to, such common stock and, as a result, public trading of CTI’s common stock would cease and investors would find it difficult to acquire or dispose of CTI’s common stock or obtain accurate price quotations for CTI’s common stock, which could result in a significant decline in the value of CTI’s common stock, and business may be adversely impacted, including, without limitation, an adverse impact on CTI’s ability to issue stock to raise equity capital, engage in business combinations or provide employee incentives;

•	CTI may be unable to relist its common stock on the NASDAQ Stock Market or another national securities exchange;

•	the effects of any potential decline or weakness in the global economy on the telecommunications industry;

•	the ability to operate effectively in a highly competitive industry with many participants;

•

continued diversion of management’s attention from business operations as a result of CTI’s efforts to become current in its periodic reporting obligations under the federal securities laws and to remediate material weaknesses;

•	potential loss of business opportunities due to continued concern about CTI’s financial condition and its extended delay in becoming current in its periodic reporting obligations;

•	constraints on CTI’s ability to obtain new debt or equity financing or engage in business combinations due to CTI not being current in its periodic reporting obligations;

•

the ability of the Comverse segment to successfully implement a second phase of restructuring measures that focuses on process reengineering to maximize business performance, productivity and operational efficiency;

•	rapidly changing technology and the ability of CTI’s subsidiaries to enhance existing products and develop and market new products;

•

dependence on contracts for large systems and large installations for a significant portion of sales and operating results, including the lengthy and complex bidding and selection process, the difficulty predicting their ability to obtain particular contracts and the timing and scope of these opportunities;

•

operating results are difficult to predict as a result of lengthy and variable sales cycles, focus on large customers and installations, short delivery windows required by customers, and the high percentage of orders typically generated late in the fiscal quarter;

•

the deferral or loss of one or more significant orders or customers or a delay in an expected implementation of such an order could materially and adversely affect results of operations in any fiscal period, particularly if there are significant sales and marketing expenses associated with the deferred, lost or delayed sales;

•	the potential incurrence by CTI’s subsidiaries of significant costs to correct previously undetected operational problems in their complex products;

•	CTI’s subsidiaries’ dependence on a limited number of suppliers and manufacturers for certain components and third-party software could cause a supply shortage and/or interruptions in product supply;

•	increased competition could force CTI’s subsidiaries to lower their prices or take other actions to differentiate their products and changes in the competitive environment in the telecommunications industry worldwide could seriously affect the Comverse segment’s business;

•

increased costs or reduced demand for the Comverse segment’s products resulting from compliance with evolving telecommunications regulations and the implementation of new standards may adversely affect CTI’s business and financial condition;

•	the failure or delay in achieving interoperability of the Comverse segment’s products with its customers’ systems could impair its ability to sell its products;

•	the competitive bidding process used to generate sales requires CTI’s subsidiaries to expend significant resources with no guarantee of recoupment;

•

the Comverse segment’s subsidiaries’ inability to maintain relationships with value added resellers, systems integrators and other third parties that market and sell their products could adversely impact CTI’s financial condition and results of operations;

•	risks associated with significant foreign operations, including significant operations in Israel, and international sales; and

•	the ability of Verint to pay its indebtedness as it becomes due and comply with the financial and other restrictive covenants contained therein.

The documents and reports we file with the SEC are available through CTI, or its website, www.cmvt.com, or through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (EDGAR) at www.sec.gov. CTI undertakes no commitment to update or revise any forward-looking statements except as required by law.

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	April 30, 2011	January 31, 2011
ASSETS

Current assets:
Cash and cash equivalents	$515,301	$581,390
Restricted cash and bank time deposits	72,500	73,117
Auction rate securities	72,432	72,441
Accounts receivable, net of allowance of $11,584 and $13,237, respectively	301,760	319,628
Inventories, net	72,805	66,612
Deferred cost of revenue	45,228	51,470
Deferred income taxes	40,346	39,644
Prepaid expenses and other current assets	87,899	91,760

Total current assets	1,208,271	1,296,062
Property and equipment, net	68,366	66,843
Goodwill	986,814	967,224
Intangible assets, net	190,520	196,460
Deferred cost of revenue	154,926	158,703
Deferred income taxes	20,901	20,766
Other assets	113,391	107,864

Total assets	$2,743,189	$2,813,922

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable and accrued expenses	$367,654	$401,940
Convertible debt obligations	2,195	2,195
Deferred revenue	546,354	559,873
Deferred income taxes	13,614	13,661
Bank loans	4,500	6,000
Litigation settlement	146,150	146,150
Income taxes payable	11,134	11,486
Other current liabilities	50,193	50,280

Total current liabilities	1,141,794	1,191,585
Bank loans	592,500	583,234
Deferred revenue	271,925	270,934
Deferred income taxes	52,533	52,953
Other long-term liabilities	234,572	229,329

Total liabilities	2,293,324	2,328,035

Commitments and contingencies
Equity:
Comverse Technology, Inc. shareholders’ equity:
Common stock, $0.10 par value - authorized, 600,000,000 shares; issued 205,571,253 and 204,937,882 shares, respectively; outstanding, 204,967,843 and 204,533,916 shares, respectively	20,557	20,494
Treasury stock, at cost, 603,410 and 403,966 shares, respectively	(4,909)	(3,484)
Additional paid-in capital	2,100,484	2,088,717
Accumulated deficit	(1,766,833)	(1,707,638)
Accumulated other comprehensive income	16,858	14,919

Total Comverse Technology, Inc. shareholders’ equity	366,157	413,008
Noncontrolling interest	83,708	72,879

Total equity	449,865	485,887

Total liabilities and equity	$2,743,189	$2,813,922

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended April 30,
	2011	2010

Revenue:
Product revenue	$142,035	$163,955
Service revenue	207,462	192,933

Total revenue	349,497	356,888

Costs and expenses:
Product costs	54,611	66,380
Service costs	111,437	110,224
Selling, general and administrative	151,347	191,123
Research and development, net	54,439	66,897
Other operating expenses:
Restructuring charges	11,087	5,956

Total costs and expenses	382,921	440,580

Loss from operations	(33,424)	(83,692)

Interest income	1,117	994
Interest expense	(9,128)	(6,168)
Loss on extinguishment of debt	(8,136)	—
Other (expense) income, net	(122)	1,677

Loss before income tax (provision) benefit	(49,693)	(87,189)

Income tax (provision) benefit	(7,425)	378

Net loss from continuing operations	(57,118)	(86,811)

Loss from discontinued operations, net of tax	—	(1,640)

Net loss	(57,118)	(88,451)

Less: Net (income) loss attributable to noncontrolling interest	(2,077)	6,576

Net loss attributable to Comverse Technology, Inc.	$(59,195)	$(81,875)

Weighted average common shares outstanding:
Basic and Diluted	205,699,533	204,882,544

Loss per share attributable to Comverse Technology, Inc.’s shareholders:
Basic loss per share
Continuing operations	$(0.29)	$(0.39)
Discontinued operations	—	(0.01)

Basic loss per share	$(0.29)	$(0.40)

Diluted loss per share
Continuing operations	$(0.29)	$(0.39)
Discontinued operations	—	(0.01)

Diluted loss per share	$(0.29)	$(0.40)

Net loss attributable to Comverse Technology, Inc.
Net loss from continuing operations	$(59,195)	$(80,651)
Loss from discontinued operations, net of tax	—	(1,224)

Net loss attributable to Comverse Technology, Inc.	$(59,195)	$(81,875)

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended April 30,
	2011	2010
Cash flows from operating activities:
Net cash used in operating activities - continuing operations	$(51,804)	$(95,654)
Net cash used in operating activities - discontinued operations	—	(3,102)

Net cash used in operating activities	(51,804)	(98,756)

Cash flows from investing activities:
Proceeds from sales and maturities of investments	412	20,248
Acquisition of businesses, net of cash acquired	(11,958)	(15,292)
Purchase of property and equipment	(4,606)	(5,687)
Capitalization of software development costs	(1,076)	(462)
Net change in restricted cash and bank time deposits	949	(11,434)
Settlement of derivative financial instruments not designated as hedges	(887)	(5,960)
Other, net	201	(6)

Net cash used in investing activities - continuing operations	(16,965)	(18,593)
Net cash provided by investing activities - discontinued operations	—	9,797

Net cash used in investing activities	(16,965)	(8,796)

Cash flows from financing activities:
Debt issuance costs	(13,952)	(897)
Proceeds from borrowings, net of original issuance discount	597,000	—
Repayment of bank loans, long-term debt and other financing obligations	(589,362)	(580)
Repurchase of common stock	(1,425)	(337)
Net proceeds (payments) from issuance (repurchase) of common stock by subsidiaries	4,620	(3,312)
Other, net	(1,804)	—

Net cash used in financing activities - continuing operations	(4,923)	(5,126)
Net cash provided by financing activities - discontinued operations	—	74

Net cash used in financing activities	(4,923)	(5,052)

Effects of exchange rates on cash and cash equivalents	7,603	(2,970)

Net decrease in cash and cash equivalents	(66,089)	(115,574)
Cash and cash equivalents, beginning of period including cash of discontinued operations	581,390	574,872

Cash and cash equivalents, end of period including cash of discontinued operations	$515,301	$459,298
Less: Cash and cash equivalents of discontinued operation at end of period	—	(20,250)

Cash and cash equivalents, end of period	$515,301	$439,048

Non-cash investing and financing transactions:
Accrued but unpaid purchases of property and equipment	$1,974	$1,465

Inventory transfers (from) to property and equipment	$(2,895)	$20

Accrued but unpaid debt issuance and other debt-related costs	$999	$—

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
	(In thousands)
Three Months Ended April 30, 2011:

Revenue	$163,160	$176,332	$10,005	$—	$349,497
Intercompany revenue	604	—	95	(699)	—

Total revenue	$163,764	$176,332	$10,100	$(699)	$349,497

Total costs and expenses	$201,439	$157,498	$24,719	$(735)	$382,921

(Loss) income from operations	$(37,675)	$18,834	$(14,619)	$36	$(33,424)

Computation of segment performance:
Total revenue	$163,764	$176,332	$10,100
Segment revenue adjustment	—	235	—

Segment revenue	$163,764	$176,567	$10,100

Total costs and expenses	$201,439	$157,498	$24,719

Segment expense adjustments:
Stock-based compensation expense	668	7,550	2,859
Amortization of acquisition-related intangibles	4,498	8,196	—
Compliance-related professional fees	12,609	991	5,797
Compliance-related compensation and other expenses	2,033	—	—
Impairment charges	128	—	—
Litigation settlements and related costs	475	—	84
Acquisition-related charges	—	2,374	—
Restructuring and integration charges	11,087	—	—
Other	(27)	1,335	237

Segment expense adjustments	31,471	20,446	8,977

Segment expenses	169,968	137,052	15,742

Segment performance	$(6,204)	$39,515	$(5,642)

Interest expense	$(330)	$(8,794)	$(4)	$—	$(9,128)

Depreciation and amortization	$(8,500)	$(12,954)	$(221)	$—	$(21,675)

Significant non-cash items	$128	$203	$—	$—	$331

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

BUSINESS SEGMENT INFORMATION (continued)

(Unaudited)

(In thousands)

	Comverse	Verint	All Other	Eliminations	Consolidated Totals
	(In thousands)
Three Months Ended April 30, 2010:

Revenue	$175,996	$172,613	$8,279	$—	$356,888
Intercompany revenue	575	—	202	(777)	—

Total revenue	$176,571	$172,613	$8,481	$(777)	$356,888

Total costs and expenses	$230,821	$176,595	$34,375	$(1,211)	$440,580

Loss from operations	$(54,250)	$(3,982)	$(25,894)	$434	$(83,692)

Computation of segment performance:
Total revenue	$176,571	$172,613	$8,481
Segment revenue adjustment	—	—	—

Segment revenue	$176,571	$172,613	$8,481

Total costs and expenses	$230,821	$176,595	$34,375

Segment expense adjustments:
Stock-based compensation expense	241	17,970	2,546
Amortization of acquisition-related intangibles	4,659	7,572	—
Compliance-related professional fees	20,226	20,200	18,651
Compliance-related compensation and other expenses	(198)	—	—
Litigation settlements and related costs	—	—	95
Acquisition-related charges	—	507	—
Restructuring and integration charges	5,956	—	—
Other	(1,462)	13	89

Segment expense adjustments	29,422	46,262	21,381

Segment expenses	201,399	130,333	12,994

Segment performance	$(24,828)	$42,280	$(4,513)

Interest expense	$(204)	$(5,948)	$(16)	$—	$(6,168)

Depreciation and amortization	$(10,385)	$(11,898)	$(239)	$—	$(22,522)

Significant non-cash items	$251	$43	$—	$—	$294

COMVERSE TECHNOLOGY, INC. AND SUBSIDIARIES

CONSOLIDATED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands, except per share data)

	Three Months Ended April 30,
	2011	2010
Table of Reconciliation from GAAP Net Loss Attributable to Comverse Technology, Inc. to Non-GAAP Net Loss Attributable to Comverse Technology, Inc.

Net loss attributable to Comverse Technology, Inc.	$(59,195)	$(81,875)
Revenue	235	—
Stock-based compensation expense	11,077	20,757
Amortization of acquisition-related intangibles	12,694	12,231
Compliance-related professional fees	19,397	59,077
Compliance-related compensation and other expenses	2,033	(198)
Impairment charges	128	—
Litigation settlements and related costs	559	95
Acquisition-related charges	2,374	507
Restructuring and integration charges	11,087	5,956
Other	1,545	(1,360)
Impairment of auction rate securities	—	46
Impairment of UBS put	—	3,071
Unrealized gains on derivatives, net	1,107	(4,047)
Loss on extinguishment of debt	8,136	—
Loss from discontinued operations, net of tax	—	1,224
Tax impact on Non-GAAP adjustments(1)	(1,142)	(30,827)
Noncontrolling interest impact of Non-GAAP adjustments(2)	(16,189)	(15,328)

Total Non-GAAP adjustments	$53,041	$51,204

Non-GAAP net loss attributable to Comverse Technology, Inc.	$(6,154)	$(30,671)

Non-GAAP Loss Per Share Attributable to Comverse Technology, Inc.’s Shareholders

Numerator:
Non-GAAP net loss attributable to Comverse Technology, Inc. - basic	$(6,154)	$(30,671)
Adjustment for subsidiary stock options	—	(2)

Non-GAAP net loss attributable to Comverse Technology, Inc. - diluted	$(6,154)	$(30,673)

Denominator:
Basic and diluted weighted average common shares outstanding	205,700	204,883

Non-GAAP loss per share attributable to Comverse Technology, Inc.’s shareholders:
Basic and Diluted	$(0.03)	$(0.15)

(1)	The tax impact on the Non-GAAP adjustments is an allocation of the tax provision as applied to the consolidated loss before income tax (provision) benefit.
(2)	Represents the minority shareholders’ interest in Non-GAAP adjustments attributable to Verint and Starhome.